Exhibit 10.1

505 Fifth Avenue
New York, New York 10017
December 11, 2009
Horsehead Corp.
300 Frankfort Road
Monaca, PA 15061
Attn: Chief Financial Officer and General Counsel
RE: Payoff
Ladies and Gentlemen:
The undersigned, The CIT Group/Business Credit, Inc. (“CIT”), has been informed that Horsehead Corp. (the “Borrower”) will pay off all of the liabilities, obligations and indebtedness (the “Existing Indebtedness”) owing by the Borrower to CIT under or in connection with that certain Financing Agreement, dated July 15, 2005, among CIT, as the Agent, the Lenders party thereto from time to time, the Borrower and the Guarantors, as amended, and each of the documents, instruments and other agreements executed in connection therewith (collectively, the “Financing Agreement”). All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.
If paid by 3:00 p.m. New York time on December 11, 2009, the amount necessary to pay all of the Existing Indebtedness is $44,028.23 (the “Payoff Amount”), as detailed on Exhibit A hereto. Amounts set forth above assume that no additional financing is provided by CIT to the Borrower and no repayment of Existing Indebtedness is made by the Borrower on or after the date of this letter and prior to the Payoff Effective Time (as defined below).
This letter will confirm and evidence Borrower’s agreement that the Payoff Amount is to be paid by wire transfer to the account identified below:

Bank Name:	JPMorgan Chase Bank, N.A.
ABA Number:	021000021
Account Name:	The CIT Group/Business Credit, Inc.
Account Number:	144064425
Reference:	Horsehead Corp.

Upon receipt by CIT of (1) the Payoff Amount in the manner set forth above, and (2) a fully executed counterpart of this letter agreement signed by Borrower (the time at which the foregoing conditions shall first be satisfied is herein referred to as the “Payoff Effective Time”), (a) all of CIT’s commitments to extend further credit to the Borrower under the Financing Agreement (and the Letter of Credit Guaranties) will automatically terminate, and (b) all liabilities, obligations and indebtedness of the Borrower to CIT shall be deemed satisfied in full, and all liens and security interests of CIT in any and all of the property (and any or all of the capital stock) of the Borrower and its subsidiaries shall be deemed released and terminated.
Notwithstanding anything contained herein to the contrary, the Borrower understands and agrees that, as provided in the Financing Agreement, certain indemnities and covenants survive termination of the Financing Agreement. Further, notwithstanding anything contained herein to the contrary, in the event that any errors or omissions have been made in the calculation of the sums due in respect of the Payoff Amount, CIT expressly reserves all rights and entitlements to all monies lawfully due to CIT under the terms of the Financing Agreement.
In addition to the foregoing, upon the Payoff Effective Time, Borrower will be authorized to file any or all UCC financing statement terminations and to file and deliver to the appropriate parties all other release and termination documents necessary to terminate the perfection of CIT’s liens and security interests in the assets of the Borrower and its subsidiaries. CIT agrees that, at Borrower’s expense, CIT will take such further actions and execute and deliver such other documents and agreements as may be reasonably requested by the Borrower to further evidence the satisfaction of the Existing Indebtedness and the release of any of CIT’s liens or security interests.
The Payoff Amount has been calculated assuming that the proceeds of all checks or similar instruments for the payment of money (collectively, “Checks”) that have been received by CIT and credited to the Borrower’s account with CIT are good collected funds. In consideration of CIT’s release of the liens and security interests in and to Borrower’s property, the Borrower agrees to reimburse CIT for all losses and liabilities which CIT may incur at any time as a result of any nonpayment, claim, refund, or chargeback of any Check together with any expenses or other charges incidental thereto incurred by CIT (to the extent such losses, liabilities, expenses and charges are in excess of the General Reserve described below). The amount of any such losses or liabilities reimbursed hereunder shall be paid to CIT promptly by the Borrower upon CIT’s demand therefor, and the amount of such demand shall be conclusive and binding on the Borrower in the absence of manifest error.
As collateral security for the Borrower’s obligations, indebtedness, and liabilities to CIT with respect to (x) Checks and (y) other expenses incurred by CIT or for which CIT receives an invoice on or after the date hereof and which are reimbursable under the Financing Agreement (the “General Reimbursement Obligations”), Borrower hereby (i) agree to pay to CIT (in addition to all of Borrower’s obligations outstanding as of the date hereof) the additional amount of $5,000 (the “General Reserve”) and (ii) pledge and assign to CIT, and grant to CIT a continuing security interest in and lien upon, all of Borrower’s right, title and interest in and to the General Reserve. The General Reserve shall (x) at all times be held by CIT or CIT’s designee, (y) at all times be under CIT’s dominion and control and (z) be non-interest bearing. CIT may at any time and from time to time, and without notice to the Borrower or to any other party (any such notice being hereby expressly waived) set off, charge and/or apply all of the General Reserve against and on account of the General Reimbursement Obligations as they come due. Any balance of said General Reserve remaining after sixty (60) days have elapsed from the date hereof shall be returned to the Borrower.
EFFECTIVE UPON THE PAYOFF EFFECTIVE TIME, AND IN CONSIDERATION OF THE ABOVE AND FOR OTHER VALUABLE CONSIDERATION THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE BORROWER FOR ITSELF AND ITS SUCCESSORS, ASSIGNS, PARENTS, SUBSIDIARIES, AFFILIATES, PREDECESSORS, EMPLOYEES, AGENTS, HEIRS AND EXECUTORS, AS APPLICABLE (COLLECTIVELY, “RELEASORS”), JOINTLY AND SEVERALLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY RELEASE AND FOREVER DISCHARGE CIT, AND ITS SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, CONSULTANTS, ATTORNEYS, PREDECESSORS, SUCCESSORS AND ASSIGNS, BOTH PRESENT AND FORMER (INDIVIDUALLY, A “RELEASEE” AND COLLECTIVELY, THE “RELEASEES”) OF AND FROM ANY AND ALL MANNER OF ACTIONS, CAUSES OF ACTION, SUITS, DEBTS, CONTROVERSIES, TORTS, DAMAGES, JUDGMENTS, EXECUTIONS, CLAIMS AND DEMANDS WHATSOEVER, WHETHER OR NOT PRESENTLY SUSPECTED, CONTEMPLATED OR ANTICIPATED, BASED UPON, OR IN ANY MANNER CONNECTED WITH ANY TRANSACTION, EVENT, CIRCUMSTANCE, ACTION, OMISSION, FAILURE TO ACT OR OCCURRENCE OF ANY SORT OR TYPE, WHETHER KNOWN OR UNKNOWN, WHICH OCCURRED, EXISTED, OR WAS TAKEN OR PERMITTED PRIOR TO THE PAYOFF EFFECTIVE DATE WITH RESPECT TO THE OBLIGATIONS, THE FINANCING AGREEMENT OR THE ADMINISTRATION THEREOF, INCLUDING, WITHOUT LIMITATION, ANY SO-CALLED “LENDER LIABILITY” CLAIMS OR DEFENSES WHICH IT HAS, ASSERTED OR UNASSERTED, IN LAW OR IN EQUITY, WHICH RELEASORS EVER HAD OR NOW HAVE AGAINST THE RELEASEES. IF THE BORROWER ASSERTS OR COMMENCES ANY CLAIM, COUNTER-CLAIM, DEMAND, OBLIGATION, LIABILITY OR CAUSE OF ACTION IN DEROGATION OF THE FOREGOING RELEASE OR CHALLENGES THE ENFORCEABILITY OF THE FOREGOING RELEASE (IN EACH CASE, A “VIOLATION”), THEN THE BORROWER AGREES TO PAY IN ADDITION TO SUCH OTHER DAMAGES AS ANY RELEASEE MAY SUSTAIN AS A RESULT OF SUCH VIOLATION, ALL ATTORNEYS’ FEES AND EXPENSES (INCLUDING IN-HOUSE AND OUTSIDE COUNSEL) INCURRED BY SUCH RELEASEE AS A RESULT OF SUCH VIOLATION.

This letter agreement shall be governed by the internal laws of the State of New York. No party may assign its rights, duties or obligations under this letter agreement without the prior written consent of the other parties. This letter agreement supersedes any and all of our prior discussions and correspondence regarding the Payoff Amount. This letter agreement shall inure to the benefit of CIT, the Lenders and the Borrower, and each of their respective successors and assigns. In addition, this letter agreement may be executed in multiple counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this letter agreement by signing any such counterpart.

Very truly yours, THE CIT GROUP/BUSINESS CREDIT, INC.
By:	/s/ Victor Alarcon
	Name:	Victor Alarcon
	Title:	Vice President

Acknowledged and Agreed:

HORSEHEAD CORP., the Borrower
/s/ Robert D. Scherich
Name:	Robert D. Scherich
Title:	Vice President and Chief Financial Officer

Exhibit A
Payoff Amount Details

LOAN BALANCE	AMOUNT
REVOLVER (0A)	—
INTEREST 12/1-12/11/09	68.70
UNUSED LINE FEE 12-1/09 to 12/10/09	9,212.27
COLLATERAL MANAGEMENT FEE	2,083.33
UNUSED LINE FEE 12-11/09 to 1/10/10	27,663.93
GENERAL RESERVE	5,000.00

TOTAL PAYOUT	44,028.23